UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

Ambassadors International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 759-5900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 7, 2008, Brigitte M. Bren, age 42, James L. Easton , age 73, Robert P. Mosier, age 59, Richard D.C. Whilden, age 75, and Peter V. Ueberroth, age 71, resigned from the Board of Directors of Ambassadors International, Inc. (the “Company”) and their respective committees of the Board of Directors.

Ms. Bren resigned as a Class III Director of the Company and as Chairperson of the Company’s Governance Committee. Ms. Bren’s term was set to expire at the Company’s 2011 Annual Meeting of Stockholders. Ms. Bren’s resignation did not relate to any disagreement with the Company.

Mr. Easton resigned as a Class II Director of the Company and as a member of the Company’s Audit Committee. Mr. Easton’s term was set to expire at the Company’s 2009 Annual Meeting of Stockholders. Mr. Easton’s resignation did not relate to any disagreement with the Company.

Mr. Mosier resigned as a Class III Director of the Company and as a member of the Company’s Audit Committee. Mr. Mosier’s term was set to expire at the Company’s 2011 Annual Meeting of Stockholders. Mr. Mosier’s resignation did not relate to any disagreement with the Company.

Mr. Whilden resigned as a Class I Director of the Company and as Chairman of the Company’s Compensation and Nominating Committee. Mr. Whilden’s term was set to expire at the Company’s 2010 Annual Meeting of Stockholders. Mr. Whilden’s resignation did not relate to any disagreement with the Company.

Mr. Ueberroth resigned as a Class I Director of the Company and as a member of the Company’s Governance Committee. Mr. Ueberroth’s term was set to expire at the Company’s 2010 Annual Meeting of Stockholders. Mr. Ueberroth’s resignation did not relate to any disagreement with the Company.

As a result of the resignations, the Board of Directors decreased the number of directors from nine (9) to six (6).

(d) On November 12, 2008, the Board of Directors of the Company appointed Daniel J. Englander, age 39, to serve as a Class II Director of the Company, which term shall expire at the 2009 Annual Meeting of Stockholders of the Company, or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Englander was also appointed as Chairman of the Compensation and Nominating Committee to serve in accordance with the Bylaws of the Company and the charter of said Committee and until his successor is duly appointed and qualified.

On November 12, 2008, the Board of Directors of the Company also appointed J. Hale Hoak, age 34, to serve as a Class I Director of the Company, which term shall expire at the 2010 Annual Meeting of Stockholders of the Company, or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Hoak was also appointed as a member of the Audit Committee to serve in accordance with the Bylaws of the Company and the charter of said Committee and until his successor is duly appointed and qualified.

Additionally, the Board of Directors of the Company appointed J. Fife Symington, IV, age 39, as the Chairman of the Governance Committee and as a member of the Audit Committee to serve in accordance with the Bylaws of the Company and the charter of said Committees and until his successor is duly appointed and qualified.

There is no arrangement or understanding between Mr. Englander and any executive officer or director of the Company. There are no family relationships among Mr. Englander and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Englander which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

There is no arrangement or understanding between Mr. Hoak and any executive officer or director of the Company. There are no family relationships among Mr. Hoak and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Hoak which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The Company issued a press release announcing the appointments of Mr. Englander and Mr. Hoak, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

99.1	Press release dated November 12, 2008 issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: November 12, 2008

By: /s/ Laura L. Tuthill
Laura L. Tuthill
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 12, 2008 issued by the Registrant.

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